EXHIBIT 25.1

______________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2) ___
_______________________________________________________

MUFG UNION BANK, N.A.
(Exact name of Trustee as specified in its charter)

94-0304228
I.R.S. Employer Identification No.

1251 Avenue of the Americas New York, New York	10020
(Address of principal executive offices)	(Zip Code)

General Counsel
MUFG Union Bank, N.A.
1251 Avenue of the Americas
New York, New York 10020
(212) 782-4009
(Name, address and telephone number of agent for service)

ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	81-1197930
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1133 Westchester Avenue, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)

Debt Securities
(Title of the indenture securities)
______________________________________________________________________________

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.
Trustee is authorized to exercise corporate trust powers.

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None.

Items 3-15	Items 3-15 are not applicable.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee now in effect. *

2. A copy of the certificate of corporate existence of the Trustee. **

3.    A copy of the certificate of corporate existence and fiduciary powers of the Trustee. **

4.    A copy of the existing By-Laws of the Trustee, or instruments corresponding thereto. *

5.    A copy of each Indenture referred to in Item 4, if the obligor is in default. Not applicable.

6.    The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.    A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

8.    A copy of any order pursuant to which the foreign Trustee is authorized to act as sole Trustee under indentures qualified or to be qualified under the Trust Indenture Act of 1939. Not applicable.

9.    Foreign trustees are required to file a consent to service process of Form F-X [§269.5 of this chapter]. Not applicable.

*    Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3ASR dated November 6, 2015 of file number 333-207870.

**    Incorporated by reference to the exhibit of the same number to the Trustee’s Form T-1 filed as exhibit 25.1 to the Form S-3 dated July 30, 2013 of file number 333-190256.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, MUFG Union Bank, N. A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, State of New York on the 7th day of September, 2018.

MUFG Union Bank, N.A.

By:	/s/ D. Amedeo Morreale

D. Amedeo Morreale
Vice President

EXHIBIT 6

CONSENT OF THE TRUSTEE
REQUIRED BY SECTION 321(b) OF THE ACT

September 7, 2018
Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the form of indenture between ITT Corporation and MUFG Union Bank, N.A. (the “Trustee”), the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

MUFG Union Bank, N.A.

By:	/s/ D. Amedeo Morreale

D. Amedeo Morreale
Vice President

Exhibit 7

CONSOLIDATED REPORT OF CONDITION OF
MUFG Union Bank, N.A.
of Los Angeles in the State of California, at the close of business June 30, 2018 published in response to call made by the Comptroller of the Currency, under Title 12, United States Code,
Section 161. Charter 21541
__________________________________________________________________________________________________________________

BALANCE SHEET
ASSETS	Dollar Amounts in Thousands
Cash and balances due from depository institutions:
Non-interest-bearing balances and currency and coin	$1,762,534
Interest-bearing balances	$4,801,739
Securities:
Held-to-maturity securities	$10,967,618
Available-for-sale securities	$15,805,047
Equity securities with readily determinable fair values not held for trading	$9,524
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	$—
Securities purchased under agreements to resell	$—

Loans and lease financing receivables:
Loans and leases held for sale	$304,704
Loans and leases, net of unearned income	$80,520,427
LESS: Allowance for loan and lease losses	$409,624
Loans and leases, net of unearned income and allowance	$80,110,803
Trading assets	$591,662
Premises and fixed assets	$589,904
Other real estate owned	$—
Investments in unconsolidated subsidiaries and associated companies	$132,079
Direct and indirect investments in real estate ventures	$—
Intangible assets:
Goodwill	$3,558,420
Other intangible assets	$—
Other assets	$5,153,361
Total assets	$123,787,395

LIABILITIES
Deposits:
In domestic offices	$86,497,122
Noninterest-bearing	$33,923,381
Interest-bearing	$52,573,741
In foreign offices, Edge and Agreement subsidiaries and IBFs	$—
Noninterest-bearing	$—
Interest-bearing	$—

Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	$—
Securities sold under agreements to repurchase	$—
Trading liabilities	$471,357
Other borrowed money	$18,596,156
Subordinated notes and debentures	$—
Other liabilities	$1,530,443
Total liabilities	$107,095,078
EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	$604,577
Surplus	$9,832,780
Retained earnings	$7,458,438
Accumulated other comprehensive income	$(1,288,930)
Other equity capital components	$—
Total bank equity capital	$16,606,865
Noncontrolling (minority) interests in consolidated subsidiaries	$85,452
Total equity capital	$16,692,317
Total liabilities and equity capital	$123,787,395